CONSENT OF ERNST & YOUNG LLP. INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "General Information" and to the use of our report dated November 8, 1999 in Post-Effective Amendment No. 2 under the Securities Act of 1933 and Amendment No. 4 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-41237) and related Prospectus and Statement of Additional Information of U.S. Global Leaders Growth Variable Insurance Fund.

                                        /s/ Ernst & Young LLP


Los Angeles, California
December 8, 1999